SYNOVUS FINANCIAL CORP.
                              EXECUTIVE BONUS PLAN



                                    ARTICLE I

                              OBJECTIVE OF THE PLAN

         The purposes of this Synovus Financial Corp. Executive Bonus Plan ("Plan") to reward selected officers of Synovus Financial Corp. (the "Company") and certain of its subsidiaries ("Subsidiaries") for superior corporate performance measured by achievement of financial performance and strategic corporate objectives and to attract and retain top quality officers.


                                   ARTICLE II

                               PLAN ADMINISTRATION

         This  Plan  is   administered  by  the   Compensation   Committee  (the
"Committee") of the Company's Board of Directors (the "Board"), with the approval, as to matters involving employees of any publicly-traded Subsidiary of the Company, of the compensation committee of such publicly-traded Subsidiary. The Committee (and the compensation committee of any publicly-traded Subsidiary of the Company) shall be composed of two or more outside directors as defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").


                                   ARTICLE III

                                  PARTICIPANTS

         Participation is limited to the Chief Executive Officer and the four highest compensated officers of the Company and any publicly-traded Subsidiary of the Company as selected from year-to-year by the members of the Committee ("Participants").


                                   ARTICLE IV

                             PERFORMANCE OBJECTIVES

         Each fiscal year, the Committee shall establish

                  (i) performance objectives for such and/or the succeeding fiscal year for the Company, any Subsidiary, or any business segment or business unit of the Company or any Subsidiary, based upon such criteria as may be from time to time considered by the Committee, which criteria may include, not to the exclusion of other criteria, criteria that has been approved by the shareholders of the Company or the shareholders of any publicly-traded Subsidiary of the Company; and

                  (ii) a system which equates the attainment of various performance objectives by the Company and Subsidiaries for such and/or the succeeding fiscal year into various percentages of the base salaries of eligible officers of the Company and Subsidiaries for such and/or the succeeding fiscal year which may be awarded to such Employees who are selected to be Participants in the Plan as bonuses.

         The maximum award under this Plan to any participant shall be 150% of base salary, provided, however, that no participant may receive an award for any performance period in excess of $1,500,000.


                                    ARTICLE V

                                AWARD OF BONUSES

         As soon as practicable after each fiscal year for which performance objectives have, pursuant to Article IV, been established, the Committee shall determine whether the Company and each Subsidiary attained the previously-established performance objectives. Assuming such performance objectives shall be attained, the Committee shall determine, in its sole and exclusive discretion, whether any bonuses shall be awarded for such fiscal year. Such bonuses shall be awarded as soon as practicable thereafter and the officers who are determined to be entitled to receive such bonuses shall be promptly notified of the award thereof.


                                   ARTICLE VI

                               PAYMENT OF BONUSES

         Any bonus or any portion of any bonus awarded to a Participant shall, at the election of such Participant, be deferred and made subsequently payable to such Participant and/or his beneficiary, as provided in Article VIII hereof.

         In order to properly provide for timely elections as to the deferral of receipt of bonuses, each eligible officer of the Company or Subsidiary eligible to become a Participant in the Plan may elect by an instrument in writing, the form for said written election being attached hereto and marked Exhibit "A" and entitled "Election Regarding Deferral of Executive Bonus Awarded Pursuant to Synovus Financial Corp. Executive Bonus Plan" on or before the 31st day of December of the year preceding the fiscal year for which such bonus is to be awarded, to have any percentage of any bonus which may be awarded to him for such fiscal year paid to him in cash on the distribution date for such fiscal year, with the balance being deferred and payable to him as provided in Article VIII hereof. Said written forms of election shall be filed with the Committee.


                                   ARTICLE VII

                        DEFERRED EXECUTIVE BONUS ACCOUNTS

         There shall be established for each Participant who elects to defer receipt of any portion of any bonus awarded to him an account to be designated as such Participant's Deferred Executive Bonus Account to which amounts so elected to be deferred shall be allocated. Interest, at a rate equal to the average annual short-term prime rate as established by Columbus Bank and Trust Company for each fiscal year and applied to the average balance in said Account for said fiscal year, shall be credited to such Participants' Deferred Executive Bonus Accounts on December 31st of each fiscal year until all amounts allocated thereto have been distributed to such Participants or their beneficiaries as provided in Article VIII hereof.


                                  ARTICLE VIII

           DISTRIBUTION AFTER PARTICIPANT'S DEFERRAL TERMINATION DATE

         When a Participant's employment termination date shall occur, the balance in such Participant's Deferred Executive Bonus Account shall be distributed to such Participant or his beneficiary as provided hereinbelow:

                  (A) Distribution shall be made in one lump sum or in up to 120 approximately equal and consecutive monthly installments. The method of payment, lump sum or installment, and, in the event the distribution is determined to be made by installments, the number of installments in which such distribution is to be made, for each Participant shall be determined solely and exclusively by the Committee.

                  (B) If a Participant's termination of employment occurs by reason of his death (except by suicide) or total disability, the lump sum payment or the first monthly installment, provided for in paragraph (A) hereinabove, shall be paid within 30 days after the last day of the month in which the Participant's termination of employment occurs.

                  (C) If a Participant's termination of employment with the Company and/or Subsidiary is for a reason other than death (except by suicide) or disability, the distributions made pursuant to paragraph (A) hereinabove shall commence at such time as shall be determined by the Committee; PROVIDED, HOWEVER, that in no event shall such distributions begin later than the date upon which such Participant attains age 70 1/2, and PROVIDED FURTHER, HOWEVER, that if such Participant dies or becomes totally disabled prior to his attaining age 70 1/2, the distributions to which such Participant would have been entitled to receive under this paragraph shall commence to be made within thirty (30) days after the last day of the month in which such Participant's death or total disability occurred.

                  (D) If a Participant shall cease to be an Employee of the Company by reason of his death or if he shall die after his employment termination date but prior to his receipt of all distributions provided for herein, all cash distributable hereunder, or the undistributed balance thereof, shall be distributed to such beneficiary or beneficiaries as he shall have designated by an instrument in writing, the form for said written designation being attached hereto and marked Exhibit "B" and entitled "Beneficiary Designation," filed with the Committee in the same manner and at the same intervals as they would have been made to the Participant had he continued to live, or, in the absence of an effective Beneficiary Designation, in a lump sum to the Participant's estate.


                                   ARTICLE IX

             DISTRIBUTION IN THE EVENT OF SEVERE FINANCIAL HARDSHIP

         In the event a Participant or any beneficiary of a Participant incurs "severe financial hardship," the Committee may authorize the acceleration of the payment of benefits hereunder to, and only to, the extent reasonably necessary to eliminate such "severe financial hardship." The Committee possesses the sole discretion as to the determination of the existence, in a particular factual setting, of "severe financial hardship;" PROVIDED, HOWEVER, in the exercise of such discretion, the Committee is charged with the responsibility of exercising its discretion in a fair, reasonable and nondiscriminatory manner and determinations of "severe financial hardship" shall be limited solely to factual situations caused by accident, illness or other event beyond the control of the Participant or his beneficiary, which shall not have been an event that such Participant or his beneficiary would voluntarily incur.


                                    ARTICLE X

                             NO ENTITLEMENT TO BONUS

         Participants are entitled to a distribution under this Plan only upon the approval of the award by the Committee and no Participant shall be entitled to a bonus under the Plan due to the attainment of performance objectives. In addition, any Participant not employed by the Company or a Subsidiary on December 31 of any fiscal year will not be entitled to a bonus unless otherwise
                                    ---
determined by the Committee.


                                   ARTICLE XI

                               TERMINATION OF PLAN

         The Company Board of Directors may amend or terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to Participants' Deferred Executive Bonus Accounts as of the date of termination shall be made in the manner and at the time prescribed in Article VIII hereof.


                                   ARTICLE XII

                      PARTICIPANT'S RIGHT OF ASSIGNABILITY

         Except as provided in subsection (D) of Article VIII hereof, regarding beneficiary designation, amounts credited to Deferred Executive Bonus Accounts of Participants shall not be subject to assignment, pledge or other disposition, nor shall such amounts be subject to garnishment, attachment, transfer by operation of law, or any legal process.


                                  ARTICLE XIII

                                  GOVERNING LAW

         The validity, construction, performance and effect of the Plan shall be governed by Georgia law.




                                   EXHIBIT "A"

                         ELECTION REGARDING DEFERRAL OF
                          BONUS AWARDED PURSUANT TO THE
                  SYNOVUS FINANCIAL CORP. EXECUTIVE BONUS PLAN



      __________________("Employee"), in the event Employee is awarded a bonus under the Synovus Financial Corp. Executive Bonus Plan (the "Plan") for the period commencing January 1, 199_____, and ending December 31, 199_____, hereby makes the following elections.

         I. Employee elects to have____________percent of the bonus awarded to him for the above elected period of participation in the Plan paid in cash to him on the distribution date provided for under the Plan.

         II. Employee further elects to defer receipt of the balance of the bonus awarded to him for the above elected period of
              participation   in  the  Plan,   said  balance  to be  payable  to
              Employee or his Beneficiary pursuant to the terms of Article VIII of this Plan.

    IN WITNESS WHEREOF, Employee has affixed his hand and seal, all as of the_______day of ______________ , 199____ .



                                         _________________________________(L.S.)
                                         "EMPLOYEE"

         Received and accepted as of the ________day of________ , 199_____ .


                                          COMPENSATION COMMITTEE

                                          By:________________________________
                                                    Secretary




                                   EXHIBIT "B"

                             BENEFICIARY DESIGNATION


      ________________________("Participant") hereby designates the following persons as beneficiaries entitled, upon the death of Participant, to any payments in accordance with the terms and provisions of the Synovus Financial Corp. Executive Bonus Plan ("Plan"), this beneficiary designation being made by Participant pursuant to Article VIII of the Plan:

         Primary Beneficiary:

         Name:__________________________________________________________________

         Address:_______________________________________________________________

         It is understood and agreed that in the event of the death of the above-named Primary Beneficiary, the Contingent Beneficiary (or Beneficiaries) shall be entitled to receive the payments under the Plan the Primary Beneficiary was receiving or would have received. In the event more than one Contingent Beneficiary is designated, said Contingent Beneficiaries shall be entitled to receive payments made pursuant to the Plan per capita:

         Names:     ____________________________________________________________

                    ____________________________________________________________

         Addresses: ____________________________________________________________

                    ____________________________________________________________

         This beneficiary designation supersedes all beneficiary designations, if any, previously made by Participant and may be amended at any time by filing another such beneficiary designation with the Compensation Committee.

         IN WITNESS WHEREOF, Participant has affixed his hand and seal, this _______ day of_________, 199______ .


                                              ____________________________(L.S.)
                                              "PARTICIPANT"

         Received this day of ___________day of__________ , 199________.

                                              COMPENSATION COMMITTEE


                                              By:_______________________________
                                                        Secretary